UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 31, 2007

SUBURBAN PROPANE PARTNERS, L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-14222	22-3410353
(Commission File Number)	(IRS Employer Identification No.)

240 Route 10 West, Whippany, New Jersey	07981
(Address of Principal Executive Offices)	(Zip Code)

(973) 887-5300
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

At its regular meeting on January 31, 2007, the Board of Supervisors of Suburban Propane Partners, L.P. (the “Partnership”), pursuant to authority granted to the Board under the Partnership’s Third Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”), increased the size of the Board from five (5) Supervisors to seven (7) Supervisors.  At that same meeting and again pursuant to authority granted to the Board under the Partnership Agreement, the Board elected Mr. John D. Collins and Ms. Jane Swift to fill the two vacancies on the Board created by the increase in size of the Board, effective with the next regular meeting of the Board (currently scheduled for April 25, 2007).  Mr. Collins and Ms. Swift were elected for a term due to expire at the next Tri-Annual Meeting of Unitholders of the Partnership, currently scheduled for Spring 2009.  A copy of the Partnership’s Press Release, dated February 1, 2007, announcing the elections of Mr. Collins and Ms. Swift and describing their backgrounds, has been furnished as Exhibit 99.1 to this Current Report.

There is no arrangement or understanding between either Mr. Collins or Ms. Swift, on the one hand, and any other persons pursuant to which either such newly-elected Supervisor was elected to the Board.

At this time neither Mr. Collins nor Ms. Swift has been named to any Board committees.  It is currently anticipated that the Board will name Supervisors to sit on its committees at its next regular meeting, currently scheduled for April 25, 2007.

There are no transactions, since the beginning of the Partnership's last fiscal year (September 25, 2005), or any currently proposed transaction, in which the Partnership was or is to be a participant and the amount involved exceeds $120,000, and in which either Mr. Collins or Ms. Swift, or any immediate family member of either of them, had or will have a direct or indirect material interest.

Pursuant to the Partnership’s current policies regarding Supervisor compensation, Supervisors, other than the Chairman of the Board, receive annual compensation of $75,000 from the Partnership for their service as Supervisors, and are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending meetings of the Board.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)      Exhibits.

99.1

Press Release of Suburban Propane Partners, L.P. dated February 1, 2007 announcing the election of John D. Collins and Jane Swift to its Board of Supervisors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2007

SUBURBAN PROPANE PARTNERS, L.P.

By:       /s/  PAUL ABEL

Name:

Paul Abel

Title:

General Counsel & Secretary

EXHIBITS

99.1

Press Release of Suburban Propane Partners, L.P. dated February 1, 2007 announcing the election of John D. Collins and Jane Swift to its Board of Supervisors.